UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 13, 2010
MICROFINANCIAL INCORPORATED
(Exact name of registrant as specified in its charter)
MASSACHUSETTS
(State or other jurisdiction of incorporation)

001-14771	04-2962824

(Commission file number)	(IRS Employer Identification Number)
10M Commerce Way, Woburn, MA 01801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (781) 994-4800
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 13, 2010, MicroFinancial Incorporated (“MicroFinancial” or the “Company”) held its 2010 Special Meeting of Stockholders in Lieu of Annual Meeting (the “Meeting”). Two proposals were before the Meeting: (1) The election of three directors, Peter R. Bleyleben, John W. Everets, and Richard F. Latour, each to serve until the 2013 annual meeting and until their successors are elected and have qualified; and (2) the ratification of the selection of Caturano and Company, P.C. as independent auditors for MicroFinancial for 2010.
     Only stockholders of record as of the close of business on April 5, 2010 were entitled to vote at the Meeting. As of April 5, 2010, 14,230,670 shares of common stock of the Company were outstanding and entitled to vote at the Meeting. At the Meeting, 11,567,842 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.
     All of the proposals were approved. The votes with respect to the proposals are set forth below.
(1) Elect Three Directors to Serve until the 2013 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Peter R. Bleyleben	7,826,747	710,409	3,030,626
John W. Everets	7,826,778	710,468	3,030,626
Richard F. Latour	8,529,084	8,132	3,030,626
(2) Ratify the appointment of Caturano and Company, P.C. as independent auditors for MicroFinancial for 2010:

For	Against	Abstain
11,480,659	84,709	2,474

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED Registrant
By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: May 17, 2010